                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

Trimont Land Company d/b/a Northstar-at-Tahoe (California)
Sierra-at-Tahoe, Inc. (Delaware)
Bear Mountain, Inc. (Delaware)
Booth Creek Ski Acquisition Corp. (Delaware)
     -- Waterville Valley Ski Resort, Inc. (Delaware)
     -- Mount Cranmore Ski Resort, Inc. (Delaware)
Ski Lifts, Inc. (Washington)
Grand Targhee Incorporated (Delaware)
     -- B-V Corporation (Wyoming)
     -- Targhee Company (Delaware)
     -- Targhee Ski Corp. (Delaware)
LMRC Holding Corp. (Delaware)
     -- Loon Mountain Recreation Corporation (New Hampshire)
               -- Loon Realty Corp. (New Hampshire)